SCHEDULE 13G

EXHIBIT B

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned persons hereby agree that reports on Schedule 13G, and amendments thereto, with respect to the Common Stock of Store Capital Corporation. may be filed in a single statement on behalf of each of such persons, and further, each of such persons designates Warren E. Buffett as its agent and Attorney-in-Fact for the purpose of executing any and all Schedule 13G filings required to be made by it with the Securities and Exchange Commission.

Dated: February 14, 2023	/s/ Warren E. Buffett
Warren E. Buffett

Berkshire Hathaway Inc.

Dated: February 14, 2023	/s/ Warren E. Buffett
By: Warren E. Buffett Title: Chairman of the Board

National Indemnity Company

Dated: February 14, 2023	/s/ Marc D. Hamburg
By: Marc D. Hamburg Title: Chairman of the Board

Berkshire Hathaway Homestate Insurance Company

Dated: February 14, 2023	/s/ Andrew R. Linkhart
By: Andrew R. Linkhart Title: Treasurer

British Insurance Company of Cayman

Dated: February 14, 2023	/s/ Dale Geistkemper
By: Dale Geistkemper Title: Treasurer

National Fire & Marine Insurance Company

Dated: February 14, 2023	/s/ Dale Geistkemper
By: Dale Geistkemper Title: Treasurer

GEICO Corporation

Dated: February 14, 2023	/s/ Todd A. Combs
By: Todd A. Combs Title: President

GEICO Advantage Insurance Company

Dated: February 14, 2023	/s/ Todd A. Combs
By: Todd A. Combs Title: President

GEICO Choice Insurance Company

Dated: February 14, 2023	/s/ Todd A. Combs
By: Todd A. Combs Title: President

GEICO Secure Insurance Company

Dated: February 14, 2023	/s/ Todd A. Combs
By: Todd A. Combs Title: President